                                                                    EXHIBIT 4(b)




                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of June 29, 2000

                                     between

                               SEMCO ENERGY, INC.,

                                    AS ISSUER

                                       and

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.......................................................................................1

         Section 1.1       Certain Terms Defined............................................................1

ARTICLE II ISSUE, EXECUTION, FORM AND REGISTRATION OF
SECURITIES

         Section 2.1         Authentication and Delivery of Securities......................................4
         Section 2.2         Execution of Securities........................................................4
         Section 2.3         Certificate of Authentication..................................................4
         Section 2.4         Form, Denomination and Date of Securities......................................4
         Section 2.5         Global Securities..............................................................7
         Section 2.6         Original Issue Discount........................................................7

ARTICLE III TERMS OF ROARS..................................................................................8

         Section 3.1         Interest and Interest Payment Dates............................................8
         Section 3.2         Remarketing and Determination of Interest Rate to Maturity.....................9
                             (i)    Interest Rate to Maturity...............................................9
                             (ii)   Floating Rate Period...................................................11
                             (iii)  Notification of Results; Settlement....................................13

         Section 3.3         Redemption....................................................................14

ARTICLE IV MISCELLANEOUS...................................................................................14

         Section 4.1         Ratification of Indenture.....................................................15
         Section 4.2         Trustee Not Responsible for Recitals..........................................15
         Section 4.3         Governing Law.................................................................15
         Section 4.4         Separability..................................................................15
         Section 4.5         Counterparts..................................................................15


     SECOND SUPPLEMENTAL INDENTURE, dated as of June 29, 2000 (the "Second Supplemental Indenture"), between SEMCO Energy, Inc., a corporation duly organized and existing under the laws of the State of Michigan, (the "Company"), and Bank One Trust Company, National Association, a national banking association, as trustee (the "Trustee")

     WHEREAS, the Company executed and delivered the indenture, dated as of October 23, 1998 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's debentures, notes, bonds or other evidences of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture; and

     WHEREAS, the Company entered into a First Supplemental Indenture dated as of June 16, 2000, to the Base Indenture; and

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8.95% Remarketable or Redeemable Securities Due 2008 (the "ROARS(sm)" or the "Securities"), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture as heretofore supplemented and as further supplemented by this Second Supplemental Indenture (together, the "Indenture"); and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1.   Definition of Terms.

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

     (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms have the meanings given to them in this Section 1.1(e);

     "Agent Members" has the meaning set forth in Section 2.4(b).

     "Applicable Spread" has the meaning set forth in Section 3.2(b)(i).

     "Beneficial Owners" has the meaning set forth in Section 3.2(b)(i).

     "Bid" means the Fixed Rate Bid or the Floating Rate Bid, as the case may be.

     "Cedel" has the meaning set forth in Section 2.4(b).

     "Comparable Treasury Issues" has the meaning set forth in Section
3.2(b)(i).

     "Comparable Treasury Price" has the meaning set forth in Section 3.2(b)(i).

     "Dollar Price" has the meaning set forth in Section 3.2(b)(i).

     "Euroclear" has the meaning set forth in Section 2.4(b).

     "Fixed Rate Bid" has the meaning set forth in Section 3.2(b)(i).

     "Fixed Rate Determination Date" has the meaning set forth in Section 3 2(b)(i).

     "Fixed Rate Remarketing Date" has the meaning set forth in Section 3.1.

     "Floating Period Interest Rate" has the meaning set forth in Section 3 2(b)(ii).

     "Floating Period Notification Date" has the meaning set forth in Section 3 2(b)(ii).

     "Floating Period Option" has the meaning set forth in Section 3.2(b)(ii).

     "Floating Period Termination Date" has the meaning set forth in Section 3,2(b)(ii).

     "Floating Period Termination Notification Date" has the meaning set forth it Section 3.2(b)(ii).

     "Floating Rate Bid" has the meaning set forth in Section 3.2(b)(ii).

     "Floating Rate Period" has the meaning set forth in Section 3.2(b)(ii).

     "Floating Rate Remarketing Date(s)" has the meaning set forth in Section 3.2(b)(ii).

     "Floating Rate Reset Period" has the meaning set forth in Section 3.2
(b)(ii).

     "Floating Rate Spread" has the meaning set forth in Section 3.2(b)(ii).

     "Floating Rate Spread Determination Date" has the meaning set forth in
Section 3.2(b)(ii).

     "Global Security" has the meaning set forth in Section 2.4(b).

     "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security or portion thereof) in exchange for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "Reference Corporate Dealers" has the meaning set forth in Section 3
2(b)(i).

     "Reference Money Market Dealer" has the meaning set forth in Section 3.2(b)(ii).

     "Reference Rate" has the meaning set forth in Section 3.2(b)(ii).

     "Reference Rate Determination Date" has the meaning set forth in Section 3.2(b)(ii).

     "Reference Treasury Dealer" has the meaning set forth in Section 3.2(b)(i).

     "Reference Treasury Dealer Quotations" has the meaning set forth in Section 3..2(b)(i).

     "Remaining Scheduled Payments" has the meaning set forth in Section 3.2(b)(i).

     "Remarketing Date(s)" has the meaning set forth in Section 3.1.

     "Telerate Page 500" has the meaning set forth in Section 3.2(b)(i).

     "Treasury Rate" has the meaning set forth in Section 3.2(b)(i).

     "U.S. Depositary" means The Depository Trust Company.

                                   ARTICLE II
              ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 2.1         AUTHENTICATION AND DELIVERY OF SECURITIES.

     Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of $160,000,000 (or such higher amount as may be authorized by a resolution of the Board of Directors of the Company or a committee thereof) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by both (a) its Chairman of the Board of Directors, or its President or any Vice President and (b) by its Chief Financial Officer, or its Secretary or any Assistant Secretary, or its Treasurer or any Assistant Treasurer without any further action by the Company. The Securities shall be direct, unconditional obligations of the Company and shall rank pari passu without preference among themselves and equally in priority of payment with all other present and future, unsecured senior indebtedness of the Company.

SECTION 2.2         EXECUTION OF SECURITIES.

     The Securities shall be signed on behalf of the Company by both (a) its Chairman of the Board of Directors or its President or any Vice President and
(b) by its Chief Financial Officer or its Secretary or its Assistant Secretary or its Treasurer or any Assistant Treasurer, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

SECTION 2.3         CERTIFICATE OF AUTHENTICATION.

     Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited in the form of Security attached as Exhibit A hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.4         FORM, DENOMINATION AND DATE OF SECURITIES.

     (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in the form of Security attached as Exhibit A hereto. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

     Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

     (b) (i) This Section 2.4(b)(i) shall apply only to Securities in global form ("Global Securities") deposited with the U.S. Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.4(b)(i), authenticate and deliver initially Global Securities that (a) shall be registered in the name of the U.S. Depositary for such Global Securities or the nominee of such U.S. Depositary, (b) shall be deposited on behalf of Agent Members (as defined herein) with the Trustee as custodian for the U.S. Depositary and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME AND ADDRESS OF U.S. DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF U.S. NOMINEE OF DEPOSITARY], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY], OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN (INSERT NAME OF U.S. DEPOSITARY OR A NOMINEE THEREOF] IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] HAS AN INTEREST HEREIN".

     "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF U.S. DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF".

     Members of, or participants in, a U.S. Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the U.S. Depositary or under any Global Security, and the U.S. Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

     (ii) This Section 2.4(b)(ii) shall apply only to the Global Security deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as custodian for the U.S. Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear System ("Euroclear") or Cedel, S.A. ("Cedel") insofar as interests in the Global Security are held by the Agent Members for Euroclear or Cedel.

     The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to such Global Security insofar as interests therein are held by the Agent Members for Euroclear and Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to the Global Security, and the nominee of the U.S. Depositary may be treated by the Company and the Trustee and any agent of the Company or the Trustee as the owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

     (c) Each Security shall be dated the date of its authentication and shall bear interest from the applicable date, and shall be payable on the dates specified on the face of the form of Security attached as Exhibit A hereto.

     (d) The Person in whose name any Security is registered at the close of business on the record date specified in the Securities with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent special record date, to be established (together with the related payment date) by the Company with the consent of the Trustee. Such special record date shall not be more than 15 nor less than 10 Business Days prior to the payment date. Not more than 15 days prior to the special record date, the Company (or the Trustee, in the name of and the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of interest to be paid. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Persons in whose names the Securities are registered on such special record date.

     (e) The Securities shall be issuable in the denominations specified in the form of Security attached as Exhibit A hereto.

SECTION 2.5         GLOBAL SECURITIES.

     (a) Portions of a Global Security deposited with the U.S. Depositary pursuant to Section 2.4 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with Section 305 of the Base Indenture and (i) the U.S. Depositary notifies the Company that it is unwilling or unable to continue as U.S. Depositary for such Global Security or if at any time such U.S. Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing with respect to the Securities and payment of principal thereof and interest thereon has been accelerated.

     (b) Portions of any Global Security that are transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the U.S. Depositary to the Trustee at its New York office for registration of transfer, in whole or from time to time in part, without charge and the Trustee shall authenticate and deliver, upon such registration of transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations. Any portion of a Global Security whose registration is transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in the denominations specified in the form of Security attached as Exhibit A hereto and registered in such names as the U.S. Depositary shall direct.

     (c) Subject to the provisions of Section 2.4(b) above, the registered Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.5, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive fully, registered form without interest coupons.

SECTION 2.6         ORIGINAL ISSUE DISCOUNT.

     If the original issue discount rules are applicable, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE III

                                 TERMS OF ROARS


SECTION 3.1         INTEREST AND INTEREST PAYMENT DATES.

     The ROARS shall bear interest at 8.95 % per annum, for the period from June 29, 2000 to but excluding July 1, 2003, which is the first Remarketing Date. The Company shall pay interest on the ROARS semi-annually until the first Remarketing Date on January 1 and July 1 of each year, commencing January 1, 2001. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The ROARS shall accrue interest from the Fixed Rate Remarketing Date, semi-annually on each day that is a six-month anniversary of such date. Interest on the ROARS from the Fixed Rate Remarketing Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the ROARS accruing during any Floating Rate Reset Period shall be payable on the next following Reference Rate Reset Date if such date is a Business Day or on the next following Business Day. Interest on the ROARS during the Floating Rate Period shall be computed on the basis of the actual number of days in such Floating Rate Reset Period over a 360-day year.

     Interest on the ROARS payable on any Interest Payment Date shall be payable to the persons in whose name the ROARS are registered, on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. Interest payments on the ROARS shall be in the amount of interest accrued from and including the next preceding Interest Payment Date (or from and including June 29, 2000 if no interest has been paid or duly provided with respect to the ROARS) to but excluding the relevant Interest Payment Date, Remarketing Date or Maturity Date, as the case may be.

     For this purpose, the following terms shall have the following meanings:

     "FIXED RATE REMARKETING DATE" means July 1, 2003 assuming the Remarketing Dealer has elected to purchase the ROARS and the Company has not elected to exercise its Floating Period Option, or the subsequent Remarketing Date in the event that the Company has elected to exercise its Floating Period Option.

     "REMARKETING DATE(S)" means July 1, 2003, assuming that the Remarketing Dealer has elected to purchase the ROARS and the Company has not elected to exercise its Floating Period Option on July 1, 2003 and one of the first days of each month thereafter until July 1, 2004, if the Company has elected to exercise its Floating Period Option.

SECTION 3.2         REMARKETING AND DETERMINATION OF INTEREST RATE TO MATURITY.

     The Remarketing Dealer's obligations set forth herein shall be performed pursuant to the Remarketing Agreement.


     (a)  MANDATORY TENDER.

     If the Remarketing Dealer gives notice to the Company and the Trustee no earlier than 20 Business Days prior to the first Remarketing Date and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the first Remarketing Date, of its intention to purchase the ROARS for remarketing on such Remarketing Date (the "Notification Date"), the ROARS shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date, except in certain circumstances described in Section 3.3. If the ROARS are tendered for remarketing, the Remarketing Dealer shall sell the total aggregate principal amount of the ROARS at the Dollar Price, to the Reference Corporate Dealer or the Reference Money Market Dealer, whichever is applicable, providing the lowest Bid. If two or more of the applicable Reference Dealers provide the lowest Bid, the Remarketing Dealer shall sell the ROARS to one or more of such Reference Dealers, as it determines in its sole discretion. If the Remarketing Dealer elects to remarket the ROARS, the obligation of the Remarketing Dealer to purchase the ROARS on the applicable Remarketing Date is subject to the conditions set forth in the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all of the ROARS on the first Remarketing Date, the Company shall be required to redeem the ROARS at a price equal to the principal amount thereof, plus all accrued and unpaid interest, if any, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price, plus accrued and unpaid interest, if any, on any such subsequent Remarketing Date.

     (b) REMARKETING. The Interest Rate to Maturity shall be established by the Remarketing Dealer in accordance with the following procedures:

     (i)  INTEREST RATE TO MATURITY.

     If the Remarketing Dealer elects to purchase the ROARS, then by 3:30 p.m., New York City time, on the third Business Day immediately preceding any Remarketing Date (a "Floating Rate Spread Determination Date" or the "Fixed Rate Determination Date", depending on the following election, each a "Determination Date") the Remarketing Dealer will determine the Floating Rate Spread in the case that the Company has elected the Floating Period Option, or otherwise the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Company has chosen to redeem, or is required to redeem, the ROARS. Each Floating Period Interest Rate will equal the sum of a Reference Rate and a Floating Rate Spread. The Interest Rate to Maturity shall be equal to the sum of 6.50% (the "Base Rate") and the Applicable Spread, which will be based on the Dollar Price of the ROARS. The Interest Rate to Maturity for the ROARS announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the holders of beneficial interests in the ROARS (the "Beneficial Owners"), the Company and the Trustee.

     For this purpose, the following terms shall have the following meanings:

     "APPLICABLE SPREAD" shall be the lowest Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the ROARS, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date from the Bids quoted to the Remarketing Dealer by five Reference Corporate Dealers. If fewer than five Reference Corporate Dealers submit Bids as set forth in this section (b)(i) of Section 3.2, then the Applicable Spread shall be the lowest such Bid obtained as set forth in this subsection (b)(i) of Section 3.2. A "Fixed Rate Bid" will be an irrevocable offer to purchase the total aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming (i) a settlement date that is the Fixed Rate Remarketing Date applicable to such ROARS, without accrued interest, (ii) a maturity date that is the fifth anniversary of the Fixed Rate Remarketing Date and (iii) a stated annual interest rate equal to the relevant Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

     "COMPARABLE TREASURY ISSUES" for the ROARS means the U.S. Treasury security or securities selected by the Remarketing Dealer, as of the first Remarketing Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS being purchased by the Remarketing Dealer.

     "COMPARABLE TREASURY PRICE" means, with respect to the first Remarketing Date, (i) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500"), or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on the first Determination Date, (A) the average of the Reference Treasury Dealer Quotations for the first Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500", means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause (i) above as may replace Dow Jones Markets. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Fixed Rate Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the first Determination Date.

     "DOLLAR PRICE" means, with respect to the ROARS, the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments for such ROARS discounted to the first Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate.

     "FIXED RATE DETERMINATION DATE" means the third Business Day prior to the Fixed Rate Remarketing Date.

     "REFERENCE CORPORATE DEALER" means each of up to five leading dealers of publicly traded debt securities, including debt securities of the Company, which shall be selected by the Company. The Company shall advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. One of such Reference Corporate Dealers selected by the Company shall be Banc of America Securities LLC, if it is then the Remarketing Dealer.

     "REFERENCE TREASURY DEALER" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing or their affiliates ceases to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. One of such Reference Treasury Dealers selected by the Company shall be Banc of America Securities LLC, if it is then the Remarketing Dealer.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to the ROARS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate applicable to such ROARS, that would be due after the first Remarketing Date to and including the Stated Maturity Date; provided that if such Remarketing Date is not an Interest Payment Date with respect to such ROARS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate, will be reduced by the amount of interest accrued thereon, calculated at such Base Rate only, to the first Remarketing Date.

     "TREASURY RATE" for the ROARS means, with respect to the first Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Remarketing Date.

     (ii) FLOATING RATE PERIOD.

     Following the Remarketing Dealer's election to purchase the ROARS, but prior to the fourth Business Day prior to the first Remarketing Date (the "Floating Period Notification Date"), the Company may elect to exercise its Floating Period Option. Under these circumstances, the ROARS shall be remarketed at floating rate for a period of one year, or until such date which otherwise would be the Reference Rate Reset Date following the date on which the Company elects to terminate such Floating Rate Period (the "Floating Rate Period Termination Notification Date"), whichever is sooner (the "Floating Period Termination Date"). In the event that the Company elects to exercise its Floating Period Option, the maturity of the ROARs will be extended to the fifth anniversary of the Fixed Rate Remarketing Date, not to exceed July 1, 2009.

     The amount of the interest for each day that the ROARS are outstanding during the Floating Rate Period will be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest to be paid for any Floating Rate Reset Period will be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period. The Floating Period Interest Rate for the ROARS announced by the Remarketing Dealer, absent manifest error, will be binding and conclusive upon the holders of beneficial interests in such ROARS (the "Beneficial Owners"), the Company and the Trustee.

     For this purpose the following terms shall have the following meanings:

     "FLOATING PERIOD INTEREST RATE" means the sum of the Reference Rate and the Floating Rate Spread.

     "FLOATING PERIOD OPTION" means the Company's right, on any date subsequent to the Remarketing Dealer's election to purchase the ROARS but prior to the fourth Business Day prior to the first Remarketing Date, to require the Remarketing Dealer to remarket the ROARS at the Floating Period Interest Rate.

     "FLOATING RATE PERIOD" means the period from (and including) the Floating Rate Remarketing Date to (but excluding) the Floating Period Termination Date.

     "FLOATING RATE REMARKETING DATE" means July 1, 2003 in the event the Company has elected to exercise its Floating Period Option.

     "FLOATING RATE RESET PERIOD" means the period from (and including) the first Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date and thereafter the period from (and including) a Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period shall run to (but exclude) the Floating Period Termination Date.

     "FLOATING RATE SPREAD" shall be the lowest Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the ROARS, obtained by the Remarketing Dealer at 3:30 p.m., New York City time, on the third Business Day prior to the Floating Rate Remarketing Date, from the Bids quoted to the Remarketing Dealer by five Reference Money Market Dealers. If fewer than five Reference Money Market Dealers submit Bids, as set forth in this subsection (b)(ii) of Section 3.2, then the Floating Rate Spread shall be the lowest such Bid obtained as set forth in this subsection (b)(ii) of Section 3.2. A "Floating Rate Bid" will be an irrevocable offer to purchase the total aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming (i) a settlement date that is the Floating Rate Remarketing Date, without accrued interest, (ii) a maturity date equal to the Floating Period Termination Date, (iii) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread, (iv) that the ROARS are callable by the Remarketing Dealer, at the Dollar Price, on any Reference Rate Reset Date after the first Remarketing Date or on the Floating Period Termination Date and (v) that the ROARS will be repurchased by the Company at the Dollar Price on the Floating Period Termination Date, if not previously called by the Remarketing Dealer.

     "FLOATING RATE SPREAD DETERMINATION DATE" means the third Business Day prior to the Floating Rate Remarketing Date.

     "REFERENCE MONEY MARKET DEALER" means each of up to five leading dealers of publicly traded debt securities, including debt securities of the Company, which shall be selected by the Company, who are also leading dealers in money market instruments. The Company shall advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. One of such Reference Money Market Dealers selected by the Company shall be Banc of America Securities LLC, if it is then the Remarketing Dealer.

     "REFERENCE RATE" means the rate for each Floating Rate Reset Period which shall be the rate for deposits in U.S. Dollars for a period of one month each which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date. If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide it with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Remarketing Dealer for loans in U.S. Dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Remarketing Dealer are not providing quotations in the manner described by this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

     "REFERENCE RATE DETERMINATION DATE" shall be the second day preceding each Reference Rate Reset Date. In the event the Reference Rate Determination Date falls on a non-Business Day in London, the interest rate shall reset on the following Business Day unless such Business Day would move the Reference Rate Determination Date into the next calendar month, in which case it shall be the immediately preceding Business Day.

     "REFERENCE RATE RESET DATE" means July 1, 2003 and the first day of each month thereafter until but excluding the Floating Period Termination Date.

     (iii)  NOTIFICATION OF RESULTS; SETTLEMENT.

     Subject to the Remarketing Dealer's election to remarket the ROARS and to the Company's election not to exercise its Floating Period Option, as set forth in subsection (b)(ii) of this Section 3.2, the Remarketing Dealer shall notify the Company, the Trustee and the U.S. Depository by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Fixed Rate Determination Date of the Interest Rate to Maturity of the ROARS effective from and including the Fixed Rate Remarketing Date.

SECTION 3.3         REDEMPTION.

     (a)  Mandatory Redemption.

     The Company shall be required to redeem the ROARS in whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of the ROARS, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price on any subsequent Remarketing Date, plus all accrued and unpaid interest, if any, to such Remarketing Date, in the event that (i) the Remarketing Dealer for any reason does not elect by notice to the Company and the Trustee not later than such Notification Date, to purchase the ROARS for remarketing on such Remarketing Date, (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before such Determination Date, (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket such ROARS, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms, (iv) the Remarketing Dealer for any reason does not notify the Company of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date, (v) the Remarketing Dealer for any reason does not deliver the purchase price of such ROARS to the Trustee on the Business Day immediately preceding such Remarketing Date or does not purchase all tendered ROARS on such Remarketing Date, or (vi) the Company for any reason fails to redeem the ROARS from the Remarketing Dealer following the Company's election to effect such redemption as set forth in subsection (b) of this Section 3.3 below.

     (b)  Optional Redemption.

     If the Remarketing Dealer elects to remarket the ROARS, the Company shall notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m. New York City time on the Business Day immediately preceding any Determination Date, if the Company irrevocably elects to exercise its right to redeem the ROARS, in whole but not in part, from the Remarketing Dealer on the first Remarketing Date or on the Floating Period Termination Date immediately following such Determination Date. If the Company so elects to redeem the ROARS, the Company shall redeem the ROARS in whole on the first Remarketing Date or on the subsequent Remarketing Date immediately following such Determination Date at the Dollar Price, in each case, plus accrued and unpaid interest, if any, to such Remarketing Date.

                                   ARTICLE IV
                                  MISCELLANEOUS

SECTION 4.1.        Ratification of Indenture.

     The Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 4.2.        Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 4.3.        Governing Law.

     This Second Supplemental Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.

SECTION 4.4.        Separability.

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Securities, but this Second Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 4.5.        Counterparts.

     This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                   SEMCO ENERGY, INC.
                                   as Issuer

                                   By:
                                      ------------------------------------------
                                   Name:  William L. Johnson
                                   Title: Chairman of the Board

                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                                   By:
                                      ------------------------------------------
                                   Name:  Ernest J. Peck
                                   Title: Vice President

                                    EXHIBIT A

                                FORM OF SECURITY


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               SEMCO ENERGY, INC.

             8.95% REMARKETABLE OR REDEEMABLE SECURITIES (ROARS(sm))
                    DUE 2008 (REMARKETING DATE JULY 1, 2003)


                                                               CUSIP: 78412D AD1

NO. 01

ORIGINAL ISSUE DATE:               June 29, 2000
INTEREST RATE TO
  REMARKETING DATE:                8.95%
REMARKETING DATE                   July 1, 2003

INTEREST RATE TO MATURITY:         See Further Provisions Set Forth Herein
MATURITY DATE:                     July 1, 2008
ISSUE PRICE:                       99.759%

INTEREST PAYMENT DATES:            January 1 and July 1, commencing
                                   January 1, 2001

     SEMCO Energy, Inc., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter referred to as the "Issuer"), for value received hereby promises to pay to Cede & Co. or registered assigns the
principal sum of $          Dollars at the Issuer's office or agency for said
purpose initially at the designated corporate trust operations office of Bank One Trust Company, National Association, as Trustee (the "Trustee") on July 1, 2008 (unless and to the extent earlier redeemed or repaid prior to such maturity date), or at such other maturity date determined in accordance with the terms hereof, in such coin or currency of the United States of America as the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2001, to the Remarketing Date specified above, on said principal sum in like coin or currency at the Interest Rate to Remarketing Date specified above, and thereafter, subject to the terms and conditions set forth herein, at the interest rate determined by the Remarketing Dealer (as defined on the reverse hereof) in accordance with the procedures set forth on the reverse hereof ("Floating Rate Spread" or "Interest Date to Maturity"), at said offices or agencies from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in such case from June 29, 2000. Notwithstanding the foregoing, if the date hereof is after January 1 or July 1, as the case may be, and before the following January 1 or July 1, this Security shall bear interest from such January 1 or July 1; provided that if the Issuer shall default in the payment of interest due on such January 1 or July 1, then this Security shall bear interest from the immediately preceding January 1 or July 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities, from June 29, 2000.

     The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date; provided, that principal and interest shall be paid by mailing a check for such to or upon the written order of the registered Holders of Securities entitled thereto at their last address as it appears on the Securities Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Securities, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest shall accrue at the then applicable interest rate of this Security.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory, until the certificate of authentication hereof shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


                                        SEMCO ENERGY, INC., as Issuer

[Seal]

ATTEST:                                 By
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
By:                                     Title:
   -------------------------------            ----------------------------------
     Name:
     Title:

Dated:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities referred to in the within-mentioned Indenture.


                                        Bank One Trust Company, National
                                        Association


Dated:
                                        --------------------------------------
                                        Authorized Signatory

                               REVERSE OF SECURITY

                               SEMCO ENERGY, INC.

             8.95% Remarketable or Redeemable Securities (ROARS(sm))
                    Due 2008 (Remarketing date July 1, 2003)

     This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $160,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of October 23, 1998, as supplemented by a First and Second Supplemental Indenture (the "Indenture"), duly executed and delivered by the Issuer to the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

     Certain provisions relating to the remarketing of the Securities set forth below are contained in a Remarketing Agreement (the "Remarketing Agreement") between the Issuer and Banc of America Securities LLC, as Remarketing Dealer (the "Remarketing Dealer").

     The Securities shall accrue interest from the Fixed Rate Remarketing Date, semi-annually on each day that is a six-month anniversary of such date. Interest on the Securities from the Fixed Rate Remarketing Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Securities accruing during the Floating Rate Reset Period (as defined below) shall be payable on the next following Reference Rate Reset Date. Interest on the Securities during the Floating Rate Period shall be computed on the basis of the actual number of days in such Floating Rate Period over a 360-day year.

     "FIXED RATE REMARKETING DATE" means July 1, 2003, assuming the Remarketing Dealer has elected to purchase the Securities and the Issuer has not elected to exercise its Floating Period Option, or the subsequent Remarketing Date in the event that the Issuer has elected to exercise its Floating Period Option.

     "REMARKETING DATE(S)" means July 1, 2003 assuming that the Remarketing Dealer has elected to purchase the ROARS and the Company has not elected to exercise its Floating Period Option on July 1, 2003 and one of the first days of each month thereafter, until July 1, 2004 if the Company has elected to exercise its Floating Period Option.

     If the Remarketing Dealer gives notice to the Company and the Trustee no earlier than 20 Business Days prior to the first Remarketing Date and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the first Remarketing Date, of its intention to purchase the Securities for remarketing on such Remarketing Date (the "Notification Date"), the Securities shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the Securities, for remarketing on such Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement. The purchase price for the tendered Securities shall equal 100% of the principal amount thereof and the Issuer will pay accrued interest, if any, on the Securities to such Remarketing Date. From and after the first Remarketing Date, the Securities shall bear interest at either the Floating Rate Spread or the Interest Rate to Maturity as specified herein. If the Remarketing Dealer elects to remarket the Securities, the obligation of the Remarketing Dealer to purchase the Securities on the applicable Remarketing Date is subject to the conditions specified in the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all of the Securities on the first Remarketing Date, the Issuer shall be required to repurchase from the registered holders thereof, and the registered holders will be required to sell to the Issuer, all the Securities at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price, plus accrued and unpaid interest, if any, on any subsequent Remarketing Date.

     If the Remarketing Dealer elects to repurchase the Securities by 3:30 p.m., New York City time, on the third Business Day immediately preceding any Remarketing Date (a "Floating Rate Spread Determination Date" or the "Fixed Rate Determination Date" depending on the Issuer's election, each a "Determination Date") the Remarketing Dealer shall determine the Floating Rate Spread in the case that the Issuer has elected the Floating Period Option, or otherwise the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Issuer has chosen to redeem, or is required to redeem, the Securities. Each Floating Period Interest Rate will equal the sum of a Reference Rate and a Floating Rate Spread. The Interest Rate to Maturity shall be equal to the sum of 6.50% (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Securities. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the holders of beneficial interests in the Securities (the "Beneficial Owners"), the Issuer and the Trustee.

     "APPLICABLE SPREAD" will be the lowest Bid (as defined below), expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date from the Bids quoted to the Remarketing Dealer by five Reference Corporate Dealers (as defined below). If fewer than five Reference Corporate Dealers submit Bids as described above, then the Applicable Spread shall be the lowest such Bid obtained as described above. A "Fixed Rate Bid" will be an irrevocable offer to purchase the total aggregate outstanding principal amount of the Securities at the Dollar Price (as defined below), but assuming (i) a settlement date that is the Fixed Rate Remarketing Date applicable to such Securities, without accrued interest, (ii) a maturity date that is the fifth anniversary of the Fixed Rate Remarketing Date and (iii) a stated annual interest rate equal to the relevant Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

     "COMPARABLE TREASURY ISSUES" means the U.S. Treasury security or securities selected by the Remarketing Dealer, as of the first Remarketing Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities being purchased by the Remarketing Dealer.

     "COMPARABLE TREASURY PRICE" means, with respect to the first Remarketing Date, (i) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500"), or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on the first Determination Date, (A) the average of the Reference Treasury Dealer Quotations (is defined below) for the first Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause
(i) above as may replace Dow Jones Markets. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Fixed Rate Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the first Determination Date.

     "DOLLAR PRICE" means, with respect to the Securities, the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments for such Securities discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

     "FIXED RATE DETERMINATION DATE" means the third Business Day prior to the Fixed Rate Remarketing Date.

     "REFERENCE CORPORATE DEALER" means a leading dealer of publicly traded debt securities, including debt securities of the Issuer, which shall be selected by the Issuer. The Issuer shall advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. One of such Reference Corporate Dealers selected by the Issuer shall be Banc of America Securities LLC if it is then the Remarketing Dealer.

     "REFERENCE TREASURY DEALER" means five dealers to be selected by the Issuer, and their respective successors; provided that if any of the foregoing on their affiliates ceases to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer. One of such Reference Treasury Dealers selected by the Issuer shall be Banc of America Securities LLC if it is then the Remarketing Dealer.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Securities, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate applicable to such Securities, that would be due after the first Remarketing Date to and including the Stated Maturity Date; provided that if such Remarketing Date is not an Interest Payment Date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate, will be reduced by the amount of interest accrued thereon, calculated at such Base Rate only, to the first Remarketing Date.

     "TREASURY RATE" means with respect to the first Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Remarketing Date.

     Subject to the Remarketing Dealer's election to purchase the Securities, but prior to the fourth Business Day prior to the first Remarketing Date (the "Floating Period Notification Date"), the Issuer may elect to exercise its Floating Period Option (as defined below). Under these circumstances, the Securities shall be remarketed at a floating rate for a period of one year, or until such date which otherwise would be the Reference Rate Reset Date following the date on which the Issuer elects to terminate such Floating Rate Period (the "Floating Rate Period Termination Notification Date"), whichever is sooner (the "Floating Period Termination Date"). In the event that the Issuer elects to exercise its Floating Period Option, the maturity of the Securities will be extended to the fifth anniversary of the Fixed Rate Remarketing Date not to exceed July 1, 2009.

     The amount of the interest for each day that the Securities are outstanding during the Floating Rate Period will be calculated by dividing the Floating Rate Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest to be paid for any Floating Rate Reset Period (as defined below) will be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period. The Floating Period Interest Rate for the Securities announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the holders of beneficial interests in such Securities (the "Beneficial Owners"), the Issuer and the Trustee.

     "FLOATING PERIOD INTEREST RATE" means the sum of the Reference Rate and the Floating Rate Spread.

     "FLOATING PERIOD OPTION" means the Issuer's right, on any date subsequent to the Remarketing Dealer's election to purchase the Securities but prior to the fourth Business Day prior to the first Remarketing Date, to require the Remarketing Dealer to remarket the Securities at the Floating Period Interest Rate.

     "FLOATING RATE PERIOD" means the period from (and including) the Floating Rate Remarketing Date to (but excluding) the Floating Rate Termination Date.

     "FLOATING RATE SPREAD DETERMINATION DATE" means the third Business Day prior to the Floating Rate Remarketing Date.

     "FLOATING RATE REMARKETING DATE" means July 1, 2003 in the event the Company has elected to exercise its Floating Period Option.

     "FLOATING RATE RESET PERIOD" means the period from (and including) the first Reference Rate Reset Date (as defined below) to (but excluding) the next following Reference Rate Reset Date and thereafter the period from (and including) a Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period shall run to (but exclude) the Floating Period Termination Date.

     "FLOATING RATE SPREAD" shall be the lowest Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the Securities, obtained by the Remarketing Dealer at 3:30 p.m., New York City time, on the third Business Day prior to the Floating Rate Remarketing Date, from the Bids quoted to the Remarketing Dealer by five Reference Money Market Dealers. If fewer than five Reference Money Market Dealers submit Bids, then the Floating Rate Spread shall be the lowest such Bid obtained. A "Floating Rate Bid" will be an irrevocable offer to purchase the total aggregate outstanding principal amount of the Securities at the Dollar Price, but assuming (i) a settlement date that is the Floating Rate Remarketing Date, without accrued interest, (ii) a maturity date equal to the Floating Period Termination Date, (iii) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread,
(iv) that the Securities are callable by the Remarketing Dealer, at the Dollar Price, on any Reference Rate Reset Date after the first Remarketing Date or on the Floating Period Termination Date and (v) that the Securities will be repurchased by the Issuer at the Dollar Price on the Floating Period Termination Date, if not previously called by the Remarketing Dealer.

     "REFERENCE MONEY MARKET DEALER" means each of up to five leading dealers of publicly traded debt securities, including debt securities of the Issuer, which shall be selected by the Issuer, who are also leading dealers in money market instruments. The Issuer shall advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. One of such Reference Money Market Dealers selected by the Issuer shall be Banc of America Securities LLC, if it is then the Remarketing Dealer.

     "REFERENCE RATE" means the rate for each Floating Rate Reset Period which shall be the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date (as defined below). If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide it with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Remarketing Dealer for loans in U.S. Dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If the banks selected by the Remarketing Dealer are not providing quotations in the manner described by this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

     "REFERENCE RATE DETERMINATION DATE" shall be the second day preceding each Reference Rate Reset Date. In the event the Reference Rate Determination Date falls on a non-Business Day in London, the interest rate shall reset on the following Business Day unless such Business Day would move the Reference Rate Determination Date into the next calendar month, in which case it shall be the immediately preceding Business Day.

     "REFERENCE RATE RESET DATE" means July 1, 2003 and the first day of each month thereafter until but excluding the Floating Period Termination Date.

     Provided the Remarketing Dealer has previously notified the Issuer and the Trustee on the Notification Date of its intention to purchase all Securities on the first Remarketing Date and subject to the Issuer's right to redeem the Securities from the Remarketing Dealer on such Remarketing Date as set forth below, the Remarketing Dealer will notify the Issuer, the Trustee and the U.S. Depository by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Fixed Rate Determination Date, of the Interest Rate to Maturity effective from and including the Fixed Rate Remarketing Date. All of the tendered Securities shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the first Remarketing Date.

     In the event that the Securities are remarketed as provided herein, the Remarketing Dealer shall pay to the Trustee, not later than 12:00 noon, New York City time, on the first Remarketing Date, an amount equal to 100% of the aggregate principal amount of the Securities or on any subsequent Remarketing Date, an amount equal to the Dollar Price. On any such Remarketing Date, the Remarketing Dealer shall cause the Trustee to make payment to the DTC participant of each Beneficial Owner of Securities, by book-entry through DTC of such Beneficial Owner's tendered Securities, of 100% of the principal amount of the tendered Securities that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the Securities on the first Remarketing Date or any subsequent Remarketing Date, the Issuer shall make or cause to be made such payment for the Securities as provided herein. In any case, the Issuer shall make, or cause the Trustee to make, payment of interest on the Securities due on a Remarketing Date in accordance with the Indenture by book-entry through DTC no later than the close of business on such Remarketing Date.

     The transactions specified above shall be executed on any Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Securities delivered by book-entry as necessary to effect the purchases and sales thereof.

     The tender and settlement procedures set forth above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of Securities, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Securities at the time of the remarketing. In addition, the Remarketing Dealer may, without the consent of holders or Beneficial Owners of the Securities, modify the tender and settlement procedures specified above in order to facilitate the tender and settlement process.

     The Issuer shall be required to redeem the Securities in whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of the Securities, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price on any subsequent Remarketing Date, plus all accrued and unpaid interest, if any, to such Remarketing Date, in the event that
(i) the Remarketing Dealer for any reason does not elect by notice to the Issuer and the Trustee not later than such Notification Date, to purchase the Securities for remarketing on such Remarketing Date, (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before such Determination Date, (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket such Securities, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms, (iv) the Remarketing Dealer for any reason does not notify the Issuer of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date, (v) the Remarketing Dealer for any reason does not deliver the purchase price of such Securities to the Trustee on the Business Day immediately preceding such Remarketing Date or does not purchase all tendered Securities on such Remarketing Date, or (vi) the Issuer for any reason fails to redeem the Securities from the Remarketing Dealer following the Issuer's election to effect such redemption.

     If the Remarketing Dealer elects to remarket the Securities on the first Remarketing Date, then not later than 4:00 p.m., New York City time, on the Business Day immediately preceding any Determination Date, the Issuer shall notify the Remarketing Dealer and the Trustee if the Issuer irrevocably elects to exercise its right to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the first Remarketing Date or on the Floating Period Termination Date immediately following such Determination Date at the Dollar Price. In any case, payment of the Dollar Price, plus accrued and unpaid interest therefor, will be made by the Issuer to the account designated by the Remarketing Dealer by wire transfer in same-day funds on such Remarketing Date.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture.

     The Indenture contains provisions permitting the Insurer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or a Default in respect of a provision that under Article Nine of the Indenture cannot be modified or amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

     At the office or agency of the issuer referred to on the face hereof and in the manner subject to the limitations provided in the Indenture, Securities may be presented for exchange for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, and interest on, this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                               FORM OF ASSIGNMENT

I or we assign and transfer this Security to:

             (Insert assignee's social security or tax I.D. number)

(Print or type name, address and zip code of assignee) and irrevocably appoint:

Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

Date:                                 Your Signature

                                      (Sign exactly as your name appears on the other side of this Security)

                         *Signature Guarantee:

                         *Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.